Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Record Third Quarter 2016 Results

•	Q3 2016 revenue of $74.1 million, up 10% from prior year, and pro forma EPS of $0.25, up 25% from prior year, and both exceeding high-end of guidance.

•	Company declares semi-annual dividend of $0.13 per share for shareholders of record on December 22, 2016, which will be paid on January 5, 2017.

MIAMI, FL – November 7, 2016 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the third quarter, which ended on September 30, 2016.

Q3 2016 revenue was $74.1 million, up 10% from prior year. Q3 2016 pro forma diluted earnings per share were $0.25, up 25%, when compared to $0.20 for the same period in 2015.  Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.17 for the third quarter of 2016, up 70%, as compared to $0.10 in the third quarter of 2015.

At the end of the third quarter of 2016, the Company’s cash balances were $14.4 million. During the third quarter of 2016, the Company utilized cash to repurchase 34 thousand shares of the Company’s common stock at an average price per share of $14.76 for a total of approximately $0.5 million. Approximately $4.4 million remained available under the Company’s share repurchase program at the end of the quarter. In addition, during the third quarter of 2016, the Company repaid $9.0 million of borrowings on its debt facility.

In its recent meeting, the Company's Board of Directors declared the payment of its second semi-annual dividend of $0.13 per share for shareholders of record on December 22, 2016. This dividend will be paid on January 5, 2017.

“We reported another strong quarter driven by solid US results and improved European activity and results,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  “Additionally, we continue to build our new best practices “IP as a Service” offerings and see opportunities to expand existing alliances as well as introduce new offerings.”

Based on the current economic outlook, the Company estimates total revenue for the fourth quarter of 2016 to be in the range of $67.0 million to $69.0 million, and estimates pro forma diluted earnings per share to be in the range of $0.23 to $0.25.  At the high-end of guidance, EPS would increase 19%, when compared to prior year.

Other Highlights

European Best Practices Conference - “Creating Agility in the Digital World” was the theme of the 2016 European Best Practices Conference in London organized by The Hackett Group. Nearly 200 executives attended the event which featured presentations by leaders in finance, EPM, procurement, HR, global business services and working capital management from 15 of the largest and most successful companies in Europe, including: ABB, ADP, BASF, Fujitsu, GlaxoSmithKline, Royal BAM Group, UCB, UPM and Verizon. In addition, The Hackett Group’s research leaders hosted presentations focusing on the latest benchmark findings and best practices insights in a wide range of business functional areas.

Working Capital Study Results – REL, a division of The Hackett Group, published new working capital research showing that the largest public companies in the U.S. chose to go even further into debt in 2015 instead of driving cash out of their businesses by improving how they collect from customers, pay suppliers, and manage inventory. Overall working capital performance continued to degrade, reaching poorest performance levels since the 2008 financial crisis. A significant factor in this year’s overall results was low oil prices, which caused oil and gas companies to increase reserves, dramatically worsening both their inventory and overall working capital performance, and dragging down the performance of the entire survey group.

World-Class Finance Research – The Hackett Group issued research showing that world-class finance organizations now spend 42% less than typical companies and use 44% fewer staff, while at the same time driving higher levels of effectiveness, agility, and insight. The research finds that digital business transformation is one of five initiatives key to achieving world-class performance. Digital technology is creating new opportunities to transform finance service delivery, and world-class finance organizations focus greater resources in this area. World-class finance organizations also enable analytics-based decision making to generate insights that improve enterprise agility.

On Monday, November 7, 2016, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: Third Quarter, Leader: Ted A. Fernandez].  For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Monday, November 7, 2016 and will run through 5:00 P.M. ET on Monday, November 21, 2016. To access the rebroadcast, please dial (800) 945-7249. For International callers, please dial (402) 220-3565.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M. ET on Monday, November 7, 2016 and will run through 5:00 P.M. ET on Monday, November 21, 2016. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 52% of the FTSE 100. These studies drive its Best Practice Intelligence Center which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2016	2015	2016	2015
Revenue:
Revenue before reimbursements ("net revenue")	$66,810	$59,992	$196,961	$174,320
Reimbursements	7,308	7,225	21,548	20,266
Total revenue	74,118	67,217	218,509	194,586

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	40,621	36,231	120,866	106,272
Non-cash stock compensation expense	1,135	1,372	3,318	3,463
Acquisition-related non-cash stock compensation expense	315	251	898	677
Reimbursable expenses	7,308	7,225	21,548	20,266
Total cost of service	49,379	45,079	146,630	130,678

Selling, general and administrative costs	14,664	14,579	43,918	43,516
Non-cash stock compensation expense	793	2,068	2,251	3,123
Amortization of intangible assets	275	548	825	1,642
Total selling, general, and administrative expenses	15,732	17,195	46,994	48,281

Total costs and operating expenses	65,111	62,274	193,624	178,959

Income from operations	9,007	4,943	24,885	15,627

Other income (expense):
Interest income	-	1	-	3
Interest expense	(137)	(102)	(288)	(351)

Income from operations before income taxes	8,870	4,842	24,597	15,279
Income tax expense	3,382	1,784	9,281	5,525
Net income	$5,488	$3,058	$15,316	$9,754

Basic net income per common share:
Income per common share from operations	$0.19	$0.11	$0.52	$0.34
Weighted average common shares outstanding	28,579	28,755	29,251	28,675

Diluted net income per common share:
Income per common share from operations	$0.17	$0.10	$0.47	$0.32
Weighted average common and common equivalent shares outstanding	32,375	31,488	32,870	30,765

Pro forma data (1):
Income from operations before income taxes	$8,870	$4,842	$24,597	$15,279
Non-cash stock compensation expense	1,928	3,440	5,569	6,586
Acquisition-related non-cash stock compensation expense	315	251	898	677
Amortization of intangible assets	275	548	825	1,642
Pro forma income before income taxes	11,388	9,081	31,889	24,184
Pro forma income tax expense	3,416	2,724	9,567	7,255
Pro forma net income	$7,972	$6,357	$22,322	$16,929

Pro forma basic net income per common share	$0.28	$0.22	$0.76	$0.59
Weighted average common shares outstanding	28,579	28,755	29,251	28,675

Pro forma diluted net income per common share	$0.25	$0.20	$0.68	$0.55
Weighted average common and common equivalent shares outstanding	32,375	31,488	32,870	30,765

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with
Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued
inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	September 30,	January 1,
	2016	2016

ASSETS
Current assets:
Cash and cash equivalents	$14,360	$23,503
Accounts receivable and unbilled revenue, net	47,944	42,046
Prepaid expenses and other current assets	2,241	1,938
Total current assets	64,545	67,487

Property and equipment, net	14,283	14,102
Other assets	3,208	4,206
Goodwill, net	73,029	74,584
Total assets	$155,065	$160,379

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,210	$8,300
Accrued expenses and other liabilities	42,688	41,812
Total current liabilities	48,898	50,112
Long-term deferred tax liability, net	10,713	8,123
Long-term debt	12,572	-
Total liabilities	72,183	58,235

Shareholders' equity	82,882	102,144
Total liabilities and shareholders' equity	$155,065	$160,379

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	September 30,	July 1,	October 2,
	2016	2016	2015
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$62,610	$65,747	$58,174
ERP Solutions (3)	11,508	9,866	9,043
Total revenue	$74,118	$75,613	$67,217

Revenue Concentration:
(% of total revenue)
Top customer	4%	4%	4%
Top 5 customers	15%	15%	16%
Top 10 customers	26%	25%	27%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	942	926	827
Total headcount	1,158	1,134	1,027
Days sales outstanding (DSO)	59	57	60
Cash provided by operating activities (in thousands)	$13,033	$7,243	$12,546
Depreciation (in thousands)	$618	$621	$651
Amortization (in thousands)	$275	$275	$548

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$360	$397	$396

ERP Solutions:
ERP Solutions consultant utilization rate (3)	76%	78%	75%
ERP Solutions gross billing rate per hour (3)	$134	$119	$132

Shares Repurchased Under the Share Repurchase Plan:
Shares purchased (in thousands)	30	1,722	-
Cost of shares repurchased (in thousands)	$449	$25,361	$-
Average price per share of shares purchased	$14.84	$14.73	$-
Remaining Plan authorization (in thousands)	$4,433	$4,883	$2,309

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	4	29	5
Cost of shares purchased (in thousands)	$50	$422	$65
Average price per share of shares purchased	$14.03	$14.36	$13.99

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(4) Certain reclassifications have been made to conform with current reporting requirements.